As filed with the Securities and Exchange Commission on May 3, 1999
                                                   Registration  No. 333-75325
-------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------


                         POST EFFECTIVE AMENDMENT NO.1
                                  TO FORM S-4
                                  ON FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                          International Paper Company
            (Exact Name of Registrant as specified in its charter)


        New York                       ____                       13-0872805
(State of incorporation)                                       (I.R.S. Employer
                                                              dentification No.)
                            Two Manhattanville Road
                           Purchase, New York 10577

                   (Address of principal executive offices)

                          ---------------------------


     Union Camp Corporation Salaried Employees Savings and Investment Plan
           Union Camp Corporation Franklin Employee Investment Plan
           Union Camp Corporation Savannah Employee Investment Plan
          Union Camp Corporation Prattville Employee Investment Plan
               Union Camp Corporation Employees Investment Plan
         Union Camp Corporation Employees Savings and Investment Plan
             Puerto Rico Container Company Employees' Savings Plan
          Bush Boake Allen Inc. Employees Savings and Investment Plan
                             (Full title of Plans)

                          ---------------------------


                             James W. Guedry, Esq.
                         Vice President and Secretary
                          International Paper Company
                            Two Manhattanville Road
                           Purchase, New York 10577
                                (914) 397-1500
                     (Name, address and telephone number,
                   including area code of agent for service)



                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                           Proposed                Proposed
                                                            Maximum                Maximum
                                                           Offering               Aggregate              Amount of
    Title of Securities            Amount to be            Price Per               Offering             Registration
      to be Registered              Registered               Share                  Price                   Fee
------------------------------------------------------------------------------------------------------------------------

Common Stock,                  2,955,219 Shares (2)       $56.531 (1)           24,647,516 (1)          $6,852 (1) (2)
par value $1.00 per share ..
========================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), on the basis of the average of the high and low prices of the Registrant's common stock as quoted on the New York Stock Exchange Composite Tape on April 28, 1999 a date within five business days prior to the date of filing of this registration statement.

(2) The registrant previously paid $409,445.53 upon the initial filing of the registration statement to register 120,817,082 shares of common stock issuable to the stockholders of Union Camp Corporation, including the 2,519,219 shares of common stock which may be issued pursuant to the Union Camp Corporation Salaried Employees Savings and Investment Plan, Union Camp Corporation Franklin Employee

     Investment Plan, Union Camp Corporation Savannah Employee Investment Plan, Union Camp Corporation Prattville Employee Investment Plan, Union Camp Corporation Employees Investment Plan, Union Camp Corporation Employees Savings and Investment Plan, Puerto Rico Container Company Employees' Savings Plan and Bush Boake Allen Inc. Employees Savings and Investment Plan (collectively, the "Plans"). Accordingly, the Registrant has calculated the fee pursuant to Section 6(b) of the Securities Act of 1933 based on the 436,000 additional shares being registered that are reserved for issuance under the Plans. See "Purpose of Amendment."

                             PURPOSE OF AMENDMENT

          The purpose of this Post Effective Amendment No. 1 is to register on Form S-8 2,519,219 shares of common stock, par value $1.00 per share, of International Paper Company, a New York corporation (the "Registrant") previously registered on Form S-4 (Registration No. 333-75235) and 436,000 additional shares for issuance under the Union Camp Corporation Salaried Employees Savings and Investment Plan (the "Salaried Employees Plan"), Union Camp Corporation Franklin Employee Investment Plan (the "Franklin Plan"), Union Camp Corporation Savannah Employee Investment Plan (the "Savannah Plan"), Union Camp Corporation Prattville Employee Investment Plan (the "Prattville Plan"), Union Camp Corporation Employees Investment Plan (the "Employees Investment Plan"), Union Camp Corporation Employees Savings and Investment Plan (the "Employees Savings and Investment Plan"), Puerto Rico Container Company Employees' Savings Plan (the "Puerto Rico Plan") and Bush Boake Allen Inc. Employees Savings and Investment Plan (the BBA Plan" and, collectively, the "Plans"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of November 4, 1998 between Union Camp Corporation ("UCC"), the Registrant and Maple Acquisition, Inc. ("MergerSub"), which provided for the merger of MergerSub with and into UCC. The shares of common stock registered in respect of UCC Plans are as follows: the Salaried Employees Plan - 1,819,141 (1,619,141 shares previously registered on Form S-4 and 200,000 additional shares); the Franklin Plan - 267,742 (207,742 shares previously registered on Form S-4 and 60,000 additional shares); the Savannah Plan - 275,556 (215,556 shares previously registered on Form S-4 and 60,000 additional shares); the Prattville Plan - 93,783 (68,783 shares previously registered on Form S-4 and 25,000 additional shares); the Employees Investment Plan - 280,019 (220,019 shares previously registered on Form S-4 and 60,000 additional shares); the Employees Savings and Investment Plan - 147,496 (122,496 shares previously registered on Form S-4 and 25,000 additional shares); the Puerto Rico Plan - 6,165 (3,665 shares previously registered on Form S-4 and 2,500 additional shares) and the BBA Plan - 65,317 (61,817 shares previously registered on Form S-4 and 3,500 additional shares).

                                    PART I

          The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

          The documents containing the information required to be provided to participants pursuant to this Item will be sent or given to the participants of the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by the registrant, International Paper Company, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference.

          (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

          (2) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998;

          (3) The Registrant's Current Reports on Form 8-K filed January 5, 1999 and March 10, 1999; and

          (4) The description of the Registrant's capital stock which is contained in the Registrant's registration statement on Form 8-A, dated July 20, 1976, as amended.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by James W. Guedry, Vice President and Secretary of the Registrant. Mr. Guedry does not own a material or significant amount of the outstanding shares of Common Stock. He participates in the Registrant's Stock Option Plan and in its Salaried Savings Plan, having an interest in a fund under that plan which invests in the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or the officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

          Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

          Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

          Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and 723 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

          Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above section, (2) directors and officers in instances in which they may be indemnified by a corporation under such section, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

          Article VII of the Restated Certificate of Incorporation of the Registrant provides in part as follows:

               "Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

          Article IX of the By-laws, as amended, of the Registrant provides as follows:

               "The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action."

          The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 727 of the NYBCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the NYBCL as permitted by Section 721 of the NYBCL.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS


5.1 Opinion of James W. Guedry, Vice President and Secretary of the Registrant, regarding the legality of the securities being registered.

23.1     Consent of Arthur Andersen LLP, independent public accountants

23.2     Consent of James W. Guedry (included in Exhibit 5.1)

24.1     Power of Attorney


ITEM 9.  REQUIRED UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the 1933 Act, the registrant has duly caused this registration statement on form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 1st day of May, 1999.

                                        INTERNATIONAL PAPER COMPANY


                                        By: /s/ JAMES W. GUEDRY
                                            ----------------------------------
                                            James W. Guedry
                                            Secretary


          Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the 9th day of March, 1999.


Signature                       Title
---------                       -----

/s/ JOHN T. DILLON*
-----------------------------   Director and Chairman
John T. Dillon                  of the Board
                                (Chief Executive Officer)

/s/ C. WESLEY SMITH*
-----------------------------   Executive Vice President and
C. Wesley Smith                 Director


/s/ PETER I. BIJUR*
-----------------------------   Director
Peter I. Bijur


/s/ ROBERT J. EATON*
-----------------------------   Director
Robert J. Eaton


/s/ JOHN A. GEORGES*
-----------------------------   Director
John A. Georges


/s/ JAMES A. HENDERSON*
-----------------------------   Director
James A. Henderson


/s/ JOHN R. KENNEDY*
-----------------------------   Director
John R. Kennedy

/s/ DONALD F. MCHENRY
-----------------------------   Director
Donald  F. McHenry


/s/ PATRICK F. NOONAN*
-----------------------------   Director
Patrick F. Noonan


/s/ JANE C. PFEIFFER*
-----------------------------   Director
Jane C. Pfeiffer


/s/ CHARLES R. SHOEMATE*
-----------------------------   Director
Charles R. Shoemate


/s/ MARIANNE M. PARRS*
-----------------------------   Senior Vice President and
Marianne M. Parrs              Chief Financial Officer


/s/ANDREW R. LESSIN*
-----------------------------   Vice President and Controller
Andrew R. Lessin                and Chief Accounting Officer



* By: /s/ JAMES W. GUEDRY*
--------------------------------------
     James W. Guedry, Attorney-in-fact


          Pursuant to the requirements of the 1933 Act, the named fiduciary of Union Camp Corporation Salaried Employees Savings and Investment Plan, Union Camp Corporation Franklin Employee Investment Plan, Union Camp Corporation Savannah Employee Investment Plan, Union Camp Corporation Prattville Employee Investment Plan, Union Camp Corporation Employees Investment Plan, Union Camp Corporation Employees Savings and Investment Plan and Bush Boake Allen Inc. Employees Savings and Investment Plan has duly caused this registration statement on form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 1st day of May, 1999.


                                            International Paper Company


                                            By: /s/ Robert M. Byrnes
                                                ------------------------------
                                                Name:  Robert M. Byrnes
                                                Title: Senior Vice President
                                                       Human Resources

          Pursuant to the requirements of the 1933 Act, the trustee of Puerto Rico Container Company Employees' Savings Plan has duly caused this registration statement on form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in San Juan, Puerto Rico, on this 27th day of April, 1999.

                                         Banco Santander Puerto Rico


                                         By: /s/ L.C. FERNANDEZ TRINCHET
                                             --------------------------------
                                             Name:  L.C. Fernandez Trinchet
                                             Title: Senior Vice President and
                                                    Executive Trust Officer

Exhibit
   No.                   Description of Exhibits                    Page No.
-------                  -----------------------                    --------

   5.1      Opinion of James W. Guedry, Vice President and
            Secretary of the Registrant, regarding the legality
            of the securities being registered.                         12

   23.1     Consent of Arthur Andersen LLP, independent public
            accountants.                                                13

   23.2     Consent of James W. Guedry (included in Exhibit 5.1).

   24.1     Power of Attorney                                           14